FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (this “Amendment”) is entered into as of July [ _ ], 2007 by and between Southridge Technology Group, Inc., a Delaware corporation (“Pubco”) that will acquire all of the issued and outstanding capital stock of RxElite Holdings Inc., a Delaware corporation (“RxElite”) and succeed to the business of RxElite as its sole line of business (on a combined, post-acquisition basis, Pubco, and its subsidiary, RxElite, are collectively referred to as “Seller”), and the Buyers (as defined below). This Amendment amends that Stock Purchase Agreement (the “Agreement”), dated as of January 19, 2007 by and among RxElite and the persons and entities listed on Exhibit A thereto (each a “Buyer” and collectively, the “Buyers”). Capitalized terms not otherwise defined herein shall have the meanings given in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, RxElite has previously issued to each Buyer the Securities listed next to such Buyer’s name on Exhibit A thereto;

WHEREAS, certain purchasers acquired from RxElite common stock and warrants to purchase shares of the common stock in a subsequent private offering of its securities pursuant to certain Stock Purchase Agreements dated as of July [ _ ], 2007 (the “New Purchase Agreements”);

WHEREAS, the Buyers and RxElite wish to amend the Agreement to provide substantially the same terms to the Buyers as are contained in the New Purchase Agreements effective with and conditioned upon the acquisition referenced above such that Pubco shall assume all obligations and rights of RxElite hereunder; and

WHEREAS, Section 8.3 of the Agreement provides that it may be amended with the written consent of each party thereto.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties agree as follows:

1. DELETION OF SECTION 1.3.  Section 1.3 of the Agreement is hereby deleted in its entirety.

2. NEW SECTION 4.16.  New Section 4.16 of the Agreement is hereby inserted and reads in its entirety as follows:

Covenants of Purchasers Not to Short Stock. The Buyer, on behalf of itself and its affiliates, hereby covenants and agrees not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of Seller, including, without limitation, shares of Common Stock that will be received as a result of the exercise of the Warrants.

3. AMENDMENT OF SECTION 8.2.  Section 8.2(i) of the Agreement is hereby amended to replace Levin & Partners, P.C. with Morrison & Foerster LLP as a party to whom a copy of all notices to the Seller shall be sent, at the following address:

Morrison Foerster
12531 High Bluff Drive, Suite 100
San Diego, California 92130
Attention: Jay de Groot
Facsimile: (858) 720-5125

4. AMENDMENT OF SECTION 8.3.  Section 8.3 of the Agreement is hereby deleted and replaced in its entirety by the following:

Entire Agreement; Exercise of Rights.

(a) This Agreement (including the Appendices and Exhibits hereto) embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement, or consent to the departure by any party from any such provision, shall be effective unless it is in writing and signed by Seller and the holders of a majority of the Securities sold hereunder. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

5. AMENDMENT OF SECTION 8.4.  Section 8.4 of the Agreement is hereby amended such that all references to the “State of Idaho” shall be replaced with the “State of New York” and all references to the “City of Boise, Idaho” shall be replaced with the “County of New York, State of New York.”

6. AMENDMENT OF SECTION 8.6.  Section 8.6 of the Agreement is hereby deleted and replaced in its entirety by the following:

Acknowledgment; Waiver of Conflicts. Each Buyer acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Each Buyer understands that RxElite has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster LLP, counsel to RxElite, and that Morrison & Foerster LLP has not represented any Buyer or any stockholder, director or employee of Seller or any Investor in the preparation, negotiation and execution of this Agreement. Each Buyer and Seller acknowledges that Morrison & Foerster LLP has in the past represented and is now or may in the future represent one or more Buyers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of such Buyers or their affiliates in matters of a nature similar to those contemplated by this Agreement. Each Buyer and Seller hereby acknowledges that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation with respect to the matters contemplated by this Agreement.

7. DELETION OF SECTION 8.7.  Section 8.7 of the Agreement is hereby deleted in its entirety.

8. NO OTHER AMENDMENT. Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern and control.

9. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. SEVERABILITY. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12. ENTIRE AGREEMENT. This Amendment, together with the Agreement (including the Appendices and Exhibits thereto) and the other agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Stock Purchase Agreement as of the date first written above.

SELLER:

By: ____________________________________
Name: __________________________________
Title: ____________________________________

BUYER:
_________________________________________
(Name of Buyer)

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

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